Exhibit 5.2


                                  July 14, 1997



IMC Securities, Inc.
3450 Bushwood Park Drive
Tampa, FL 33618



          Re:  IMC Securities, Inc.
               Home Equity Loan Asset Backed Notes
               Registration Statement on Form S-3 No. 333-____
               -----------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to IMC Securities, Inc. (the "Depositor") in connection with the preparation and filing of the registration statement on Form S-3 (such registration statement, the "Registration Statement") being filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of Home Equity Loan Asset Backed Notes (the "Notes") which you plan to offer in series, each series to be issued under a separate indenture (an "Indenture"), in substantially the form set forth as an exhibit to the Registration Statement, among a business trust formed by the Depositor (the "Issuer"), the Depositor, Industry Mortgage Company, L.P. (the "Seller" and the "Servicer"), and a trustee (the "Trustee") to be identified in the prospectus supplement for such series of Notes.

     We have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such documents and records of the Depositor and such other instruments and other certificates of public officials, officers and representatives of the Depositor and such other persons, and we have made such investigations of law, as we deemed appropriate as a basis for the opinions expressed below.

     The opinions expressed below are subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.

     This opinion is limited to matters involving the Federal laws of the United States of America, the laws of the State of New York, and to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware. All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

     Based upon the foregoing, we are of the opinion that:

     1. When, in respect of a series of Notes, an Indenture has been duly authorized by all necessary action and duly executed and delivered by the Issuer, the Depositor, the Seller, the Servicer and the Trustee for such series, such Indenture, will be a valid and legally binding obligation of the Issuer; and

     2. When an Indenture for a series of Notes has been duly authorized by all necessary action and duly executed and delivered by the Issuer, the Depositor, the Seller, the Servicer and the Trustee for such series, and when the Notes of such series have been duly executed and authenticated in accordance with the provisions of the Indenture and issued and sold as contemplated in the Registration Statement and the prospectus, as amended or supplemented, delivered pursuant to Section 5 of the Act in connection therewith, such Notes will be valid and binding non-recourse obligations of the related Issuer, enforceable against the related Issuer, in accordance with their terms.

     We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the heading "Legal Matters".

     This opinion is furnished by us as counsel to the company and is solely for the benefit of the addressee thereof. It may not be relied upon by any other person or for any other purpose without our prior written consent.


                                                   Very truly yours,


                                                   /s/ Arter & Hadden
                                                   Arter & Hadden